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                                                                     Exhibit 4.1

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

            AMENDMENT dated as of November 16, 2003 (this "Amendment"), to the Rights Agreement dated as of March 21, 2002 (as amended, the "Rights Agreement"), between Travelers Property Casualty Corp. (the "Company") and EquiServe Trust Company, N.A., as Rights Agent (the "Rights Agent"). Terms used but not defined herein shall have the meanings assigned to them in the Rights Agreement.

            WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, dated as of November 16, 2003 (as amended from time to time, the "Merger Agreement"), among The St. Paul Companies, Inc., a Minnesota corporation ("Parent"), Adams Acquisition Corp., a Connecticut corporation and a wholly-owned subsidiary of Parent, and the Company.

            WHEREAS, the Board of Directors of the Company has deemed it advisable and in the best interests of the Company and its shareholders that the Company enter into the Merger Agreement;

            WHEREAS, the Board of Directors of the Company made the foregoing determination regarding the advisability of the transactions contemplated by the Merger Agreement after consideration of (1) the long-term as well as the short-term best interest of the Company, (2) the interests of the shareholders, long-term as well as short-term, including the possibility that those interests may be best served by the continued independence of the Company, (3) the interests of the Company's employees, customers, creditors and suppliers and (4) the interests of the community and society, including those of any community in which any office or other facility of the Company is located;

            WHEREAS, the Board of Directors of the Company has determined, in connection with the execution of the Merger Agreement, that it is desirable to amend the Rights Agreement to exempt the Merger Agreement, the execution thereof and the transactions contemplated thereby, including, without limitation, the Merger, from the application of the Rights Agreement as set forth in this Amendment;

            WHEREAS, Section 27 of the Rights Agreement provides that, for so long as the Rights are redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend the Rights Agreement without the approval of any holders of the Rights (subject to exceptions relating to certain rights held by Citigroup);

            WHEREAS, Section 23 of the Rights Agreement provides that the Rights are redeemable by the Board of Directors of the Company prior to the earlier of
(i) such time as any Person first becomes an Acquiring Person or (ii) the Final Expiration Date;
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            WHEREAS, no Person has as of the time immediately prior to this
Amendment become an Acquiring Person and the Final Expiration Date has not occurred; and

            WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company has obtained the prior written consent of Citigroup Inc. to supplement or amend the definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement;

            WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the Company has directed that the Rights Agreement should be amended as set forth in this Amendment prior to the execution of the Merger Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1. Amendments to Rights Agreement. The Rights Agreement is hereby amended as follows:

            (a) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is amended to replace the word "or" at the end of clause (v) of such definition with ",", insert prior to the period " or" at the end of clause
(vi) of such definition and add the following new clause at the end of such definition:

            "(vii) any of The St. Paul Companies, Inc., Adams Acquisition Corp. or any Affiliate or Associate of either who, notwithstanding anything in this Agreement to the contrary, shall be deemed not to be an Acquiring Person, a Beneficial Owner of Common Stock or an Affiliate or Associate of any Acquiring Person, either individually or collectively, solely as a result of (A) the execution and delivery of that certain Agreement and Plan of Merger, dated as of November 16, 2003 (as amended from time to time, the "Merger Agreement"), among The St. Paul Companies, Inc., a Minnesota corporation ("Parent"), Adams Acquisition Corp., a Connecticut corporation and a wholly-owned subsidiary of Parent, and the Company or
      (B) the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement".

            (b) The definition of "Stock Acquisition Date" in current Section 1(al) of the Rights Agreement is amended to add the following sentence at the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall be deemed not to have occurred solely as a result of (A) the execution and delivery of the Merger Agreement or (B) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement.".
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            (c) The following definition is added to Section 1 of the Rights
Agreement and the definitions following such added definition shall be deemed to be reordered accordingly:

            "(z) "Merger" shall mean the merger of Adams Acquisition Corp., a wholly-owned Subsidiary of Parent, with and into the Company, or the merger of the Company with and into Adams Acquisition Corp., in accordance with the terms and conditions of the Merger Agreement."

            (d) Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall be deemed not to have occurred solely as the result of (1) the execution and delivery of the Merger Agreement or (2) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement.".

            (e) Section 7(a) of the Rights Agreement is modified, amended and restated as follows:

            "Subject to Section 7(e) hereof, at any time after the Distribution Date the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Sections 9(c), 11(a)(iii) and 23(a) hereof) in whole or in part upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandth of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earliest of (i) the time immediately prior to the Effective Time (as such term is defined in the Merger Agreement), (ii) 5:00 P.M., New York City time, on January 26, 2010 (such date, as it may be extended by the Board of Directors of the Company, the "Final Expiration Date"), or (iii) the time at which the Rights are redeemed as provided in Section 23 and
      Section 24 hereof (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date"). If at any time after the Rights become exercisable hereunder but prior to the Expiration Date the Company is prohibited by its certificate of incorporation from issuing Preferred Stock upon exercise of all of the outstanding Rights, the Company may issue upon the exercise of the Rights shares of stock or other securities of the Company of equivalent value to the Preferred Stock ("Equivalent Stock"), as determined by the Board of Directors."

            (f) Section 11(a)(ii) of the Rights Agreement is amended to add the following at the end thereof immediately prior to the period:
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            "; provided, however, that, notwithstanding anything in this
      Agreement to the contrary, a Section 11(a)(ii) Event shall not be deemed to have occurred solely as a result of (1) the execution and delivery of the Merger Agreement or (2) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement."

            (g) Section 13(a) of the Rights Agreement is amended to add the following at the end thereof immediately prior to the period:

            "; provided, however, that, notwithstanding anything in this Agreement to the contrary, a Section 13 Event shall be deemed not to have occurred solely as a result of (1) the execution and delivery of the Merger Agreement or (2) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement."

            (h) Section 25 of the Rights Agreement is amended to add the following new section at the end thereof:

            "(c) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to give any notice hereunder to any holder of a Right Certificate solely as a result of (i) the execution and delivery of the Merger Agreement or (ii) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement."

            Section 2. Interpretation. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

            Section 3. No Other Effect. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect as amended hereby.

            Section 4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Connecticut and for all purposes shall be governed by and construed and enforced in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

            Section 5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


                            [Signature Pages Follow]
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            IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be duly executed as of the day and year first above written.

                                  TRAVELERS PROPERTY CASUALTY CORP.


                                  By:     /s/ James M. Michener
                                          --------------------------------------
                                          Name: James M. Michener
                                          Title: General Counsel

                                  EQUISERVE TRUST COMPANY, N.A., as Rights Agent


                                  By:     /s/ John F. Keegan
                                          --------------------------------------
                                          Name: John F. Keegan
                                          Title: Director